                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Questcor Pharmaceuticals, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.      Title of each class of securities to which transaction applies:

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2.      Aggregate number of securities to which transaction applies:

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3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.      Proposed maximum aggregate value of transaction:

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5.      Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:

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7.      Form, Schedule or Registration Statement No.:

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9.      Date Filed:

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

                                [QUESTCOR LOGO]

                                                                  April 10, 2002

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Questcor Pharmaceuticals, Inc. to be held in New York City at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, on May 17, 2002 at 9:30 a.m. local time.

     The matters expected to be acted upon at the meeting are described in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Charles J. Casamento
                                          Charles J. Casamento
                                          Chairman, President and
                                          Chief Executive Officer

                                [QUESTCOR LOGO]
                               3260 WHIPPLE ROAD
                          UNION CITY, CALIFORNIA 94587

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2002

TO THE SHAREHOLDERS OF QUESTCOR PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), will be held on May 17, 2002, at 9:30 a.m. local time (the "Annual Meeting") at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, to consider and vote upon the following proposals:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To amend the Company's 1992 Employee Stock Option Plan (the "1992 Plan") to extend its term through March 1, 2012, and to ratify the Board of Directors' amendment to the 1992 Plan increasing the maximum per-employee, per-calendar year option award limit from 100,000 to 600,000.

          3. To amend the Company's bylaws to increase the authorized minimum number of directors from four (4) to five (5), so that the authorized number of directors will be a range of five (5) to nine (9).

          4. To approve the form of Indemnification Agreement to be entered into by the Company and its officers and directors.

          5. To ratify the Board of Director's selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

     The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

     Shareholders of record at the close of business on March 27, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          /s/ David A. Hahn
                                          David A. Hahn
                                          Secretary

Union City, California
April 10, 2002

                                [QUESTCOR LOGO]

                               3260 WHIPPLE ROAD
                          UNION CITY, CALIFORNIA 94587

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors") of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), for use at the annual meeting of shareholders to be held on May 17, 2002 at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022. The Company intends to mail this proxy statement and accompanying proxy card on or about April 10, 2002 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock, no par value per share (the "Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be approximately $4,500.

VOTING RIGHTS AND OUTSTANDING SHARES


     Only holders of record of Common Stock and Series A Preferred Stock at the close of business on March 27, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2002, the Company had outstanding and entitled to vote 38,268,495 shares of Common Stock and 2,155,715 shares of Series A Preferred Stock. Each holder of record of Common Stock and Series A Preferred Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.


     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3260 Whipple Road, Union City, CA 94587, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

     The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 is December 10, 2002. In addition, pursuant to SEC Rule 14a-4, if the Company has not received notice by February 25, 2003 of any matter a shareholder intends to propose for a vote at the 2003 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are seven nominees for the Board of Directors positions presently authorized in the Company's bylaws (the "Bylaws"). Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

NAME                                     AGE    PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
----                                     ---    ---------------------------------------------------
Charles J. Casamento...................  56    Chairman, President and Chief Executive Officer
Robert F. Allnutt......................  66    Management Consultant; Director
Frank J. Sasinowski....................  49    Partner, Hyman, Phelps & McNamara, P.C.; Director
Jon S. Saxe............................  65    Past President of Protein Design Labs; Director
John T. Spitznagel.....................  60    Past President and CEO of Roberts Pharmaceutical
                                               Company; Director
Roger G. Stoll, Ph.D...................  59    Former Executive Vice President of Fresenius Medical
                                               Care North America; Director
Virgil D. Thompson.....................  62    President, CEO and Member of the Board of Directors
                                               of Chimeric Therapies, Inc.; Director

     Mr. Casamento joined the Company as Chairman, President and Chief Executive Office in November 1999. Prior to joining the Company, Mr. Casamento served as President, Chief Executive Officer and Chairman of RiboGene Inc. from June 1993 until November 1999. He was co-founder, President and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company from March 1989 until May 1993. Mr. Casamento has also held management positions at Genzyme Corporation, American Hospital Supply, Johnson & Johnson, Hoffmann LaRoche Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company, LifePoint Inc., a diagnostics company, and two not-for-profit organizations. Mr. Casamento holds a B.S. degree in Pharmacy from Fordham University and an M.B.A. degree from Iona College.

     Mr. Allnutt joined the Company's Board of Directors in 1996. He has been a management consultant since February 1995. Mr. Allnutt served as Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995. Mr. Allnutt is also a director of CORTEX Pharmaceuticals, Inc., and in February 1999 he was appointed Chairman of the Board of that company. He is also a director of several private and charitable organizations. Mr. Allnutt holds a B.S. degree in Industrial Engineering from Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University School of Law.

     Mr. Sasinowski, a former RiboGene Director, joined the Company's Board of Directors in November 1999. Since 1987, he has been a partner with Hyman, Phelps & McNamara, P.C., a food and drug law firm, where he has focused on assisting companies in bringing new drug products through the regulatory process. From December 1983 to June 1987, Mr. Sasinowski served in various positions with the United States Food and Drug Administration, including major roles in implementing the 1983 Orphan Drug Act and the 1984 Hatch-Waxman law. He also serves as a director of NORD, the National Organization for Rare Disorders, the patient organization representing those with rare or "orphan" diseases. Mr. Sasinowski holds a Masters of Science in nutritional sciences and a Masters of Public Health from the University of California at Berkeley. He also earned a B.S. degree in biological sciences and genetics from Cornell University and a J.D. from the Georgetown University Law Center.

     Mr. Saxe, a former RiboGene Director, joined the Company's Board of Directors in November 1999. He has been a director since 1989 and from January 1995 to May 1999 he was President of Protein Design Labs, Inc., a biotechnology company. From May 1999 through December 2000, he was an executive in residence at Institutional Venture Partners. Mr. Saxe also serves as a director of SciClone Pharmaceuticals, First Horizon Pharmaceuticals, ID Biomedical Corporation, Incyte Genomics, Inc., Insite Vision, Inc. and several private companies. Mr. Saxe holds a B.S. degree in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an L.L.M. from New York University School of Law.

     Mr. Spitznagel joined the Company's Board of Directors in May 2000. Mr. Spitznagel is Co-President of Global Health Associates, LLC, a private health care consulting firm. Mr. Spitznagel serves as a member of the board of directors of Born LePore Group and is a consultant to Shire Pharmaceuticals, Inc. Mr. Spitznagel joined Roberts Pharmaceutical Company in Eatontown, New Jersey in March 1996 as Executive Vice President, Worldwide Sales and Marketing. He served on the Roberts' Board of Directors from July 1996 and was elected to the position of President and Chief Executive Officer on September 1, 1997. Prior to joining Roberts, Mr. Spitznagel served as President of Reed and Carnrick Pharmaceuticals (1990-1995) and as Chief Executive Officer of BioCryst Pharmaceuticals (1989-1990). From 1979 through 1989, he held various positions with Wyeth-Ayerst Laboratories, advancing from Marketing Director to Senior Vice President of Marketing and Sales. Mr. Spitznagel was employed by Roche Laboratories (1971-1979) and by Warner Lambert (1966-1971) in sales, marketing and management positions. Mr. Spitznagel received his undergraduate degree from Rider University and an M.B.A. from Fairleigh Dickinson University. Mr. Spitznagel also serves as a Trustee of Rider University.

     Dr. Stoll, a former RiboGene Director, joined the Company's Board of Directors in November 1999. Dr. Stoll is a co-founder and partner with MassHealth Ventures, L.L.P. He was Executive Vice President of Fresenius Medical Care-North America, from the end of 1998 until December 2000. Before that, he was President and Chief Executive Officer of Ohmeda, Inc., a pharmaceutical and medical products company, from 1991 to 1998. From May 1986 to October 1991, Dr. Stoll was a senior executive within Bayer AG, where he served as Executive Vice-President and General Manager of its worldwide Diagnostic Business Group. Dr. Stoll currently serves on the board of directors of Agensys, Inc. and Cortex Pharmaceuticals, Inc. Dr. Stoll holds a B.S. degree in pharmacy from Ferris State University and a Ph.D. in biopharmaceutics from the University of Connecticut, and he conducted post-doctoral studies in pharmacokinetics at the University of Michigan.

     Mr. Thompson, joined the Company's Board of Directors in January 1998. Mr. Thompson has been President, CEO and a member of the board of directors of Chimeric Therapies, Inc. from September 2000 to the present. Prior to that, he was President, CEO and a member of the board of directors of Bio-Technology General Corporation, a publicly-held developer, manufacturer and marketer of genetically-engineered and other products for human health care, since 1994, and in May 1999 became President and Chief Operating Officer. He served as the President and Chief Executive Officer and a member of the board of directors of Cytel Corporation from January 1996 to May 1999. He was the President and Chief Executive Officer of CIBUS Pharmaceutical, Inc., from July 1994 to January 1996. Mr. Thompson was the President of Syntex Laboratories, Inc. from August 1991 to August 1993 and an Executive Vice President of Syntex from March 1986 to August 1991. Mr. Thompson is also a director of Aradigm Corporation, a corporation engaged in the development and commercialization of non-invasive pulmonary drug delivery systems, and Bio-Technology General Corporation.

COMPANY MANAGEMENT

     Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the annual meeting of shareholders.

     Timothy E. Morris, 40, has served as Vice President, Finance & Administration, and Chief Financial Officer of the Company since September 2001. Prior to joining the Company, over the last eight years Mr. Morris has held several senior financial positions at a variety of pharmaceutical and technology venture backed companies including RiboGene, Inc, the predecessor to Questcor, where he served in the same capacity as his current position from June 1995 to October 1999. He also served as the Chief Financial Officer for InterPro Business Solutions, Inc. from October 2000 to September 2001 and Utility.com from October 1999 to October 2000, and served as Chief Accounting Officer for Glycomed Incorporated from May 1992 to May 1995. Mr. Morris also spent eight years with Ernst & Young, LLP, where he focused on biotech and technology start-ups. Mr. Morris is a certified public accountant and has a business degree from California State University, Chico.


     Kenneth R. Greathouse, 49, has served as Vice President, Commercial Operations of the Company since September 2001. Prior to that he served as Vice President, Sales and Marketing, of the Company since joining the Company in May 2000. Prior to joining Questcor, from September 1998 to May 2000 he was Vice President of Boron LePore, a sales and marketing services outsourcing company located in Fair Lawn, New Jersey. Previously, Mr. Greathouse spent five years at Elan Pharmaceuticals, Inc., where he initially held the position of Director of Marketing from May 1993 to January 1995, and later was General Manager of Athena Rx Home Pharmacy, an operating Division of Elan, from January 1995 to August 1998. From 1975 to 1993, he held a number of marketing, sales and business development positions at Lederle Laboratories, a Division of American Home Products Corporation. Mr. Greathouse is also a director of The Zitter Group, a privately held marketing services company located in Oakland, California. Mr. Greathouse holds a Bachelors degree in Science from the University of California, Berkeley.


BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held eleven meetings during the fiscal year ended December 31, 2001. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Board of Directors has a Compensation Committee, which met twice during the calendar year and an Audit Committee which met four times during the calendar year.

     The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for reviewing and supervising the financial controls of the Company, including the selection of the Company's auditors, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, and any changes to the accounting standards of the Company. For the fiscal year ended December 31, 2001, the Audit Committee was composed of three non-employee directors: Mr. Allnutt, Mr. Saxe and Mr. Thompson. Each member of the Audit Committee is an "independent director" as defined in Section 121 of the American Stock Exchange ("AMEX") Guide. The charter for the Audit Committee was attached to the Company's 2001 proxy statement.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for setting the initial salary and stock options grants for new executive officers, for making salary adjustments, awarding bonuses and/or additional stock option grants to executive officers, and for developing incentive compensation programs for such officers. For the fiscal year ended December 31, 2001, the Compensation Committee was composed of four directors -- three non-employee directors, Dr. Stoll, who serves as Chairman, Mr. Allnutt and Mr. Spitznagel, and Mr. Sasinowski, who performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C.

                                   PROPOSAL 2

                AMENDMENT OF THE 1992 EMPLOYEE STOCK OPTION PLAN

OVERVIEW

     In August 1992, the Board of Directors and shareholders of the Company adopted the Company's 1992 Stock Option Plan (the "1992 Plan") and reserved 500,000 shares of Common Stock for issuance under the 1992 Plan. In January 1995, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 1,000,000 and in May 1995, the number of shares reserved increased as a result of a 2.5:1.0 stock split. In November 1997, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 2,766,208. On November 5, 1999, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 7,500,000. On May 30, 2001, the shareholders of the Company approved an increase in the number of shares reserved under the 1992 Plan to 12,500,000.


     Unless amended, the 1992 Plan will terminate in August 2002. In March 2002, the Board of Directors approved an amendment to the 1992 Plan, subject to shareholder approval, to extend the 1992 Plan's term through March 1, 2012. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to officers, employees and consultants determined appropriate by the Compensation Committee.


     In November 2001, the Board of Directors amended the 1992 Plan to increase the maximum per-employee, per-calendar year option award limit from 100,000 to 600,000. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to officers, employees and consultants at levels determined appropriate by the Compensation Committee. Shareholder ratification of this amendment is not required by the 1992 Plan or otherwise. However, the Board of Directors is submitting this amendment to the shareholders for ratification in order to qualify certain option grants under the 1992 Plan as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), and as a matter of good corporate practice. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options. If the shareholders fail to ratify the selection, the Compensation Committee and the Board of Directors may or may not reconsider whether or not to retain such amendment.


     On March 25, 2002, options (net of canceled, expired or exercised options) covering an aggregate of 7,734,261 shares of Common Stock had been granted under the 1992 Plan, 604,812 options had been exercised and 4,160,927 shares (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options) remained available for future grant under the 1992 Plan.


     Shareholders are requested in this Proposal 2 to approve the 1992 Plan, as amended. If the shareholders fail to approve this Proposal 2, the Company may not be able to attract and retain qualified employees. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 1992 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1992 STOCK
                                  OPTION PLAN.

     The foregoing and following discussion of the 1992 Plan is qualified in its entirety by reference to the 1992 Plan attached to this proxy statement as Exhibit A, which you are urged to read and consider carefully. The essential features of the 1992 Plan are outlined below:

GENERAL

     The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Tax Code. Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Tax Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The 1992 Plan was adopted to provide a means by which officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for success of the Company.

ADMINISTRATION

     The 1992 Plan is administered by the Board of Directors of the Company. The Board of Directors has the power to construe and interpret the 1992 Plan and, subject to the provisions of the 1992 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1992 Plan to a committee composed of not fewer than two members of the Board of Directors. The Board of Directors has delegated administration of the 1992 Plan to the Compensation Committee, however, which determines the number of stock options for each executive officer. In addition, the 1992 Plan contains a provision granting the Board of Directors the power to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors" under Section 162(m) of the Tax Code. As used herein with respect to the 1992 Plan, the "Board" refers to the Compensation Committee, as applicable, as well as to the Board of Directors itself.

ELIGIBILITY

     Incentive stock options may be granted under the 1992 Plan only to employees (including directors if they are also employees) of the Company and its affiliates. Employees, directors and consultants are eligible to receive nonstatutory stock options under the 1992 Plan.

     No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1992 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     In November 2001, the Board of Directors approved an amendment to the 1992 Plan, which shareholders are being asked to ratify, increasing the maximum per-employee, per-calendar year option award limit from 100,000 to 600,000. Prior to such amendment, the 1992 Plan contained a per-employee, per-calendar year limitation on the number of options that may be granted equal to 100,000. However, the Board of Directors or the Compensation Committee may determine in some circumstances that it would be in the best interests of the Company and its shareholders to grant options to purchase a greater number of shares to a single employee during a calendar year. The Board of Directors has exercised this power from time to time and approved stock option grants in excess of the then 100,000 per-employee, per-calendar year limit.

COMMON STOCK SUBJECT TO THE 1992 PLAN

     If options granted under the 1992 Plan expire or otherwise terminate without being exercised, Common Stock not purchased pursuant to such options again becomes available for issuance under the 1992 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.


     Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. In some cases (see "Eligibility" above), the exercise price of an option granted under the 1992 Plan may not be less than 110% of such fair market value. On March 25, 2002, the closing price of the Common Stock as reported on the AMEX was $1.80 per share.


     The exercise price of options granted under the 1992 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board (i) by delivery of other Common Stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1992 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest monthly over a 48-month period during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the 1992 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1992 Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options under the 1992 Plan terminate three months after the termination of optionee's employment or relationship as a director or consultant of the Company or any affiliate of the Company unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Tax Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1992 Plan or subject to any option granted under the 1992 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 1992 Plan provides, that in the event of a dissolution or liquidation of the Company, any outstanding options under the 1992 Plan will terminate if not exercised prior to such event. The 1992 Plan also provides that in the event of a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1992 Plan, or to substitute similar options, then with respect to options held by persons then performing services for the Company, the vesting of such options shall accelerate immediately prior to such event, but all such accelerated options and any other outstanding options will terminate if not exercised prior to such event.

     The 1992 Plan provides that in the case of certain transactions constituting a change in control of the Company, options issued after November 16, 2001 to employees, directors or consultants thereunder shall (i) be assumed by the surviving entity or (ii) in the event the surviving entity refuses to assume such outstanding options, then all such outstanding options shall immediately vest and/or become exercisable immediately prior to such change in control. Upon a change in control, with respect to any person providing services to the Company as an employee, director or consultant: (i) whose services are terminated other than for cause, death or disability within sixty days prior to such change in control, all options held by such person shall become fully vested and/or exercisable immediately prior to such change in control; (ii) whose services are terminated other than for cause, death or disability within thirteen months following such change in control, all options held by such person shall become fully vested and/or exercisable immediately following such termination; or (iii) whose services are not terminated within thirteen months following such change in control, all options held by such person shall become fully vested and/or exercisable immediately following such thirteen month period.

DURATION, AMENDMENT AND TERMINATION


     The Board may suspend or terminate the 1992 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated or amended, the 1992 Plan will terminate in August 2002. In March 2002, the Board of Directors approved an amendment to the 1992 Plan, subject to shareholder approval, to extend the 1992 Plan's term through March 1, 2012.


     The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 1992 Plan to satisfy Section 422 of the Code or Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1992 Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Tax Code.

RESTRICTIONS ON TRANSFER

     Under the 1992 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution, except that a nonstatutory stock option may be transferred upon such terms and conditions as the Board determines in its discretion. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Tax Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative maximum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes the ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences.

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Tax Code denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation", are disregarded for purposes of the deduction limitation. Under
Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors," and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the shareholders. The Company intends to qualify its incentive compensation Plans under Section 162(m).

                                   PROPOSAL 3

                       AMENDMENT TO THE COMPANY'S BYLAWS

     The Company's Bylaws currently provide that the authorized number of directors shall be a minimum of four (4) and a maximum of nine (9), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Bylaws that would increase the minimum authorized number of directors to five (5). The Board of Directors has previously fixed the exact number of directors at seven (7) and has no current plan to fill the additional two seats authorized in the Bylaws.

     The purpose of the amendment is to correct this Bylaw provision in order to comply with applicable provisions of California law, which permit bylaw provisions authorizing a variable number of directors but require that the maximum number of directors is not more than two times the stated minimum less one. Upon the effectiveness of the amendment, the Board of Directors will have the ability to add additional directors up to a maximum of nine (9) without shareholder approval.

     If approved, Section 2 of Article III of the Bylaws would be amended to read as follows:

          "Section 2--Number and Qualification of Directors. The number of directors of the Corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1)."

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will be required to approve the amendment of the Bylaws. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     THE AMENDMENT TO THE COMPANY'S BYLAWS.

                                   PROPOSAL 4

        APPROVAL OF FORM OF INDEMNIFICATION AGREEMENT TO BE ENTERED INTO
                 BY THE COMPANY AND ITS OFFICERS AND DIRECTORS

     The shareholders are being asked to approve and ratify the proposed Indemnification Agreement (the "Indemnification Agreement") in substantially the form attached hereto as Appendix A. Such Indemnifica-tion Agreement will be entered into between the Company and its directors, including future directors and between the Company and its officers, including future officers.

     The Board of Directors believes that the Indemnification Agreement will serve the best interests of the Company and its shareholders by strengthening the Company's ability to attract and retain knowledgeable and experienced persons to serve as directors and officers.

CALIFORNIA LAW

     The California Corporation Code (the "Code") permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of directors or officers of the corporation for monetary damages for breach of duty to the corporation, provided that such liability does not limit or eliminate the liability of directors which arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). California law also permits a corporation to include a provision in its articles of incorporation allowing the corporation to include in its bylaws and in agreements between the corporation and its agents, including officers and directors, provisions expanding the scope of indemnification beyond that specifically provided under California law.

RELEVANT PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     The Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), and Bylaws, expand the scope of its indemnification of directors for monetary damages to the fullest extent permitted by California law, and authorize it to indemnify such agents for breach of duty to the Company or its shareholders in excess of the indemnification permitted by California law through provisions in its Bylaws, agreements, insurance, or otherwise. Attached hereto as Exhibits B and C are copies of Article FOURTH of the Company's Articles of Incorporation and Article VI, Section 1 of the Company's Bylaws, which implement the Company's indemnification provisions and authorize expanded indemnification.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Company presently maintains a policy of directors' and officers' liability insurance. There is no assurance that such coverage will continue to be available with such breadth of coverage as the Company deems advisable and at reasonable expense. Accordingly, the Board of Directors believes that it serves the Company's interest to supplement any coverage the Company may maintain in the future by agreement.

SUMMARY OF THE INDEMNIFICATION AGREEMENT

     The proposed Indemnification Agreement attempts to provide to the directors and officers of the Company the maximum indemnification allowed under applicable law and under the Articles of Incorporation. The Indemnification Agreement provides for indemnification under a broader range of circumstances than those specifically provided by Section 317 of the Code. It has not yet been determined, however, to what extent the indemnification expressly permitted by
Section 317 may be expanded by agreement or otherwise and, therefore, the scope of indemnification provided by the Indemnification Agreement may be subject to future judicial interpretation.

     Any award of indemnification would come directly from the assets of the Company, thereby affecting a shareholder's investment. It should be noted that if the Indemnification Agreement is approved by the shareholders, it will by its terms apply to conduct occurring prior to the effective date of such agreement.

     The Indemnification Agreement sets forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in
Section 317, including the following:

          1. The Indemnification Agreement in effect establishes the presumption that the indemnified party has met the applicable standard of conduct required for indemnification. Section 317 requires a finding in each specific case by the corporation that the applicable standard of conduct has been met.

          2. The Indemnification Agreement provides that litigation expense shall be advanced to an indemnified party at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. Section 317 provides that advancement of expenses by a corporation is discretionary.

          3. In the event the Company does not pay an indemnified party within 30 days of such person's written request, the Indemnification Agreement allows the indemnified party to bring an action against the Company to recover the unpaid amount of the claim. In such an action, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on the Company; if the Company fails to establish that the applicable standard of conduct has not been met in such case, the indemnified party will be entitled to indemnification, which will include reimbursement for expenses incurred by the indemnified party in such action. Section 317 does not set forth any procedure for contesting a company's determination of a party's right to indemnification or establish which party bears the burden of proof with respect to a challenge to such a determination.

          4. The Indemnification Agreement explicitly provides for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreement. Section 317 does not specifically address this issue. Section 317 does, however, provide that to the extent that an indemnified party has been successful on the merits, he shall be entitled to such indemnification.

          5. The Indemnification Agreement automatically incorporates future changes in the law which increase the protection available to the indemnitee. Such changes will apply to the Company without further shareholder approval and may further impair shareholders' rights or subject the Company's assets to risk of loss in the event of large indemnification claims.

          6. The Indemnification Agreement explicitly provides that actions by an indemnified party serving at the request of the Company as a director or officer of a corporation, or other enterprise owned or controlled by the Company, shall be covered by the indemnification. Section 317 provides that a corporation may so indemnify such parties. It should be noted that by agreeing by contract to indemnify such parties, the Company may be exposed to liability for actions of an entity over which it may not exercise control, which liability could adversely affect the Company's financial position.

     The proposed Indemnification Agreement, together with the limitation on the directors' liability provided in the Articles of Incorporation, reduce significantly the number of instances in which directors or officers might be held personally liable to the Company for monetary damages for breach of their fiduciary duties. Therefore, it should be noted that the current officers and directors of the Company have a direct personal interest in the approval of the Indemnification Agreement.

     The foregoing discussion of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement attached to this proxy statement as Appendix A, which you are urged to read and consider carefully.

INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933

     The SEC has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director or officer in connection with securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

VOTE REQUIRED

     Section 310 of the Code provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if either (i) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract is approved by the affirmative vote of a majority of the shares entitled to vote, with the shares owned by the interested directors not entitled to vote thereon, or (ii) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board of Directors, or a committee of the Board of Directors, and a disinterested majority of the Board or such committee approves the contract in good faith and the contract is just and reasonable to the corporation at the time it is approved. If the contract has not been approved as set forth in either (i) or (ii) above, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the corporation at the time it was authorized.

     Although the Company believes that the form of Indemnification Agreement is just and reasonable to the Company, and that shareholder approval may not therefore be required to validate the Indemnification Agreement, the Company believes that it is appropriate to submit the Indemnification Agreement to the shareholders for their consideration. If the Indemnification Agreement is approved by the shareholders in the manner set forth in clause (i) of the preceding paragraph, it will not be void or voidable and the Company's shareholders may not later assert a claim that the Indemnification Agreement is invalid due to improper authorization; however, the shareholders may challenge the validity of the Indemnification Agreement on other grounds. If the Indemnification Agreement is not so approved by the shareholders, the Company may reconsider the implementation of such agreement. If the Indemnification Agreement were implemented in the absence of shareholder approval, the invalidity of such agreement could thereafter be asserted by any shareholder. In such an instance, the person asserting the validity on the contract bears the burden of proving that it was just and reasonable to the corporation at the time it was authorized.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT TO BE ENTERED INTO BY THE COMPANY AND ITS OFFICERS AND
                                   DIRECTORS.

                                   PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SELECTION OF ERNST & YOUNG
                                      LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

AUDIT FEES FOR FISCAL 2001

     The aggregate fees billed to the Company by Ernst & Young LLP, the Company's independent auditors, for the fiscal year ended December 31, 2001, are as follows:

Audit Fees..................................................  $167,200
All Other Fees for services rendered in 2001................  $ 14,575(1)

---------------

(1) Includes fees for accounting consultations and registration statements filed with the SEC. The Audit Committee considered whether the provision of these other services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence with respect to the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of independent directors as required by the listing standards of AMEX. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which was attached to the Company's 2001 proxy statement.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on
(i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.


     Submitted on March 25, 2002, by the members of the Audit Committee of the Board of Directors.


                                          Robert F. Allnutt
                                          Jon S. Saxe
                                          Virgil D. Thompson

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the ownership of Company voting capital stock as of March 25, 2002 by: (i) each shareholder who is known by the Company to own beneficially more than 5% of Company voting capital stock; (ii) each named executive officer of the Company; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.



                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
NAME OF BENEFICIAL OWNER                                        NUMBER     PERCENTAGE
------------------------                                      ----------   ----------
Sigma-Tau Finance Holding S.A. and its affiliates
  ("Sigma-Tau")(2)..........................................  15,855,576(3)   35.83%
  19-21 Bd. Du Prince Henri
  L-1724 Luxembourg
Shire Pharmaceuticals Group PLC(4)..........................   2,155,715      5.33%
  East Anton Andover
  Hampshire, SP10 5RG, United Kingdom
Charles J. Casamento(5).....................................   1,559,375      3.73%
Timothy E. Morris(6)........................................      74,999         *
Kenneth R. Greathouse(7)....................................     246,874         *
Robert F. Allnutt(8)........................................     116,722         *
Frank J. Sasinowski(9)......................................     106,602         *
Jon S. Saxe(10).............................................      83,787         *
John T. Spitznagel(11)......................................      69,166         *
Roger G. Stoll, Ph.D.(12)...................................      92,644         *
Virgil D. Thompson(13)......................................     118,522         *
All executive officers & directors as a group (9
  persons)(14)..............................................   2,468,691      5.80%


---------------

  *  Less than one percent


 (1) Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act based on 40,424,210 shares of voting capital stock outstanding as of March 25, 2002. The Company's outstanding voting capital stock consists of 38,268,495 shares of Common Stock and 2,155,715 shares of Series A Preferred Stock.



 (2) Beneficial ownership by Sigma-Tau includes shares of Common Stock beneficially owned by Sigma-Tau Finance Holding S.A., Sigma-Tau Finanziaria S.p.A., Paolo Cavazza and Claudio Cavazza, Sigma-Tau's principal shareholders, Defiante Farmaceutica Unipessoal L.D.A., a wholly owned subsidiary of Sigma-Tau, and Aptafin, a company owned in part by Paolo Cavazza.



 (3) Represents 12,030,260 shares of Common Stock, 2,559,493 shares of Common Stock issuable upon exercise of warrants, and 1,265,823 shares of common stock issuable upon conversion of a debenture held by Sigma-Tau and its affiliates.


 (4) Represents shares of Series A Preferred Stock that are convertible into Common Stock.

 (5) Includes 6,031 shares held by various family members that Mr. Casamento may be deemed to beneficially own, and options to purchase 1,361,477 shares exercisable within 60 days of March 25, 2002.



 (6) Includes options to purchase 74,999 shares exercisable within 60 days of March 25, 2002.



 (7) Includes options to purchase 167,707 shares exercisable within 60 days of March 25, 2002.



 (8) Includes options to purchase 101,457 shares exercisable within 60 days of March 25, 2002.



 (9) Includes options to purchase 98,602 shares exercisable within 60 days of March 25, 2002.



(10) Includes options to purchase 79,209 shares exercisable within 60 days of March 25, 2002.



(11) Includes options to purchase 59,166 shares exercisable within 60 days of March 25, 2002.



(12) Includes options to purchase 82,644 shares exercisable within 60 days of March 25, 2002.



(13) Includes options to purchase 114,457 shares exercisable within 60 days of March 25, 2002.


(14) See footnotes (5) - (13).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     In April 2001, as a result of acquiring greater than ten percent beneficial ownership of the Company, Sigma-Tau became subject to the Section 16(a) reporting requirements. Sigma-Tau did not timely file the required Form 3 subsequent to acquiring greater than ten percent beneficial ownership of the Company.

     Other than as noted above, to the Company's knowledge and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The Company compensates its non-employee directors for their service on the Board of Directors with an initial grant of 25,000 options under the 1993 Non-Employee Director's Equity Incentive Plan (the "Directors' Plan") and an annual grant of 10,000 stock options under the Directors' Plan. Options granted under the Directors' Plan have an exercise price equal to 85% of the fair market value of the Common Stock on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board of Directors during the month.

     In lieu of cash compensation for service as a director during 2001, the Company issued to each outside director an additional option to purchase 30,000 shares of Common Stock for attending the Board of Directors' meetings. These options vested at the rate of 5,000 options for each meeting of the Board of Directors attended, and are now fully vested as to each outside director.

     Each outside director will receive $1,000 for each Board of Directors' meeting attended during fiscal year 2002. Additionally, for service as a director in 2002 each outside director was granted an additional option to purchase 30,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock. Such option grant shall vest monthly during 2002 and will become fully vested on December 31, 2002.

     The Company also reimburses its directors who are not employees for their reasonable expenses incurred in attending meetings. No additional fees are paid for participation in committee meetings. Directors who are officers of the Company receive no additional compensation for Board service.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and named executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                  LONG-TERM
                                            COMPENSATION(1)        COMPENSATION AWARDS
                                         ---------------------   -----------------------
                                                                 RESTRICTED   SECURITIES    ALL OTHER
                                FISCAL                             STOCK      UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)   AWARDS($)    OPTIONS(#)       ($)
---------------------------     ------   ---------    --------   ----------   ----------   ------------
Charles J. Casamento..........   2001    $405,000     $192,375      --          420,000           --
  Chairman, President and        2000    $375,000     $110,000      --               --           --
  Chief Executive Officer        1999    $ 42,656(2)  $170,625      --        1,068,549           --
Timothy E. Morris.............   2001    $ 65,288(3)  $ 50,000      --          450,000           --
  Vice President, Finance &
  Administration, Chief
  Financial Officer
Kenneth R. Greathouse.........   2001    $195,267     $ 56,100      --          350,000      $40,000(5)
  Vice President,                2000    $ 99,667(4)  $ 60,000      --          200,000           --
  Commercial Operations

---------------

(1) In accordance with the Commission rules, other annual compensation in the form of prerequisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2) Mr. Casamento became Chairman, President and Chief Executive Officer on November 17, 1999.

(3) Mr. Morris joined the Company on September 19, 2001.

(4) Mr. Greathouse joined the Company on May 30, 2000.

(5) Sales commission for overachieving the Company's sales budget for fiscal year 2001.

                      OPTION GRANTS IN LAST CALENDAR YEAR

     The following table contains information concerning the grant of stock options to the Chief Executive Officer and Named Executive Officers during the twelve months ended December 31, 2001.

                                                                                           POTENTIAL
                                                  INDIVIDUAL GRANTS                   REALIZABLE VALUE AT
                                   -----------------------------------------------      ASSUMED ANNUAL
                                                PERCENTAGE                           RATES OF STOCK PRICE
                                                 OF TOTAL    EXERCISE                    APPRECIATION
                                   SECURITIES    OPTIONS     OR BASE                  FOR OPTION TERM(2)
                                   UNDERLYING   GRANTED TO    PRICE     EXPIRATION   ---------------------
NAME                               OPTIONS(#)   EMPLOYEES     ($/SH)       DATE        5%($)      10%($)
----                               ----------   ----------   --------   ----------   ---------   ---------
CALENDAR YEAR 2001(1)
Charles J. Casamento.............   420,000        18.3%       0.75      1/11/11      198,102     502,029
Timothy E. Morris................   450,000        19.6%       1.21       9/9/11      342,433     867,793
Kenneth R. Greathouse............   100,000         4.4%       0.75      1/11/11       47,167     119,531
                                    200,000         8.7%       0.67      5/13/11       84,272     213,561
                                     50,000         2.2%       1.24       8/5/11       38,991      98,812

---------------

(1) Based on options to purchase 2,294,900 shares of Common Stock granted to employees in calendar year 2001.

(2) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of the stock price performance. The potential realizable value is calculated by assuming that the fair value of the Common Stock at the date of the grant, as determined by the Board of Directors, appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                     AND FISCAL YEAR-END 2001 OPTION VALUES

     There were no option exercises by the Chief Executive Officer or any of the Named Executive Officers during the twelve months ended December 31, 2001. The following table presents certain information with respect to the value at December 31, 2001, of options held by the Chief Executive Officer and each of the Named Executive Officers. The value actually realized upon future option exercises by the Chief Executive Officer and the Named Officers will depend on the value of the Common Stock at the time of exercise.

                                                                                 VALUE OF UNEXERCISED
                                                   NUMBER OF SECURITIES              IN-THE-MONEY
                                                 UNDERLYING OPTIONS(#)(1)            OPTIONS($)(2)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
CALENDAR YEAR 2001(1)
Charles J. Casamento..........................   1,169,958      1,084,805      $572,714      $1,051,162
Timothy E. Morris.............................           0        450,000      $      0      $  396,000
Kenneth R. Greathouse.........................     104,167        445,883      $ 93,833      $  503,317

---------------

(1) Includes both in-the-money and out-of-the-money options. "In-the-money" options are options with exercise prices below the market price of the Common Stock.

(2) Based on the fair market value of the underlying shares on December 31, 2001 ($2.09, based upon the closing price on the AMEX) less the respective exercise or base price. Excludes out-of-the money options.

EMPLOYMENT AGREEMENTS


     In August 1999, the Company entered into an employment agreement with Charles J. Casamento, Chairman, President and Chief Executive Officer. The agreement provides for an annual base salary of $341,250 prior to January 1, 2000, and an annual base salary of not less than $375,000 thereafter, subject to annual review. In January 2000, Mr. Casamento's annual base salary was increased to $375,000; in January 2001, Mr. Casamento's annual base salary was increased to $405,000; and in January 2002, Mr. Casamento's annual base salary was increased to $445,000. The Company provides Mr. Casamento with the opportunity to receive an additional annual bonus for each fiscal year of the Company. The amount of the bonus shall be 50% of the annual rate of base salary, and the Board of Directors shall determine the terms and conditions under which Mr. Casamento will receive all or a portion of this bonus opportunity for each fiscal year of the Company. Based on the significant accomplishments for the fiscal year ended December 31, 2001, the Board of Directors determined and approved a bonus for Mr. Casamento of $192,375 which was paid on March 15, 2002.


     Under his employment agreement, signed in August 1999, Mr. Casamento was granted in November 1999 an option to purchase 403,549 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock, which vests over a four year period commencing on the date of the grant. In addition, in November 1999 Mr. Casamento was granted an option to purchase 665,000 shares of Common

Stock at an exercise price equal to the then fair market value of the Common Stock, which vests annually over five years from the date of the grant. During the calendar year ended December 31, 2001, Mr. Casamento was granted an option to purchase 420,000 additional shares at an exercise price equal to the then fair market value of the Common Stock which vests over a four year period commencing six months from the date of the grant. The employment agreement provides that all of Mr. Casamento's stock options under any plan of the Company that are then outstanding shall become vested and exercisable immediately prior to any change in control of the Company. The employment agreement also provides that, in the event Mr. Casamento's employment is terminated without cause, he will receive, as severance, continued payment of his then base salary for eighteen months and a pro rated portion of his annual bonus following such termination.

     Messrs. Morris and Greathouse are each party to an agreement that would provide certain benefits upon a change in control of the Company. The agreements provide that all of the employee's stock options under any plan of the Company that are then outstanding shall become vested and exercisable immediately prior to a change in control. Also, in the event a change in control occurs and the employee's employment with the Company is terminated involuntarily other than for cause, the employee will be entitled to receive a severance benefit in the amount equal to the sum of: (i) nine months of base salary, and (ii) the employee's pro-rated maximum bonus opportunity for the fiscal year of the Company in which the termination of his/her employment occurs.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for (i) recommending the type and level of compensation for officers of the Company, and (ii) administering the Company's equity incentive plans. The Compensation Committee is also responsible for reviewing the performance of the Company's executive officers. Compensation for directors and officers of the Company is approved by the Board of Directors.

     The Compensation Committee is composed of four members of the Board of
Directors: Roger G. Stoll, Robert F. Allnutt, Frank J. Sasinowski and John T. Spitznagel. Messrs. Stoll, Allnutt, Sasinowski and Spitznagel have never served as employees of the Company or its subsidiaries, however, Mr. Sasinowski performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C.

     This report describes the philosophy that underlies the components of the Company's executive compensation programs. It also describes the details of the key elements of such programs, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Compensation Committee believes that all officers should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company's shareholders. In determining specific compensation programs, the Compensation Committee considers individual and group performance, including successful achievement of business, management and research objectives, and maintenance of strong relationships with the Company's collaborators. The Compensation Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers and shareholders of the Company. The Compensation Committee also strives to design compensation programs that help retain its officers and encourage personal and professional development and growth.

COMPENSATION OF OFFICERS GENERALLY

     Officer compensation programs typically consist of four components: base salaries, bonuses, equity incentives and other compensation. Base salaries are established on the basis of the officer's experience, salary history and contribution to the Company. Bonuses are established on the basis of individual achievement of established objectives and overall corporate performance. Equity incentives typically consist of stock purchases and stock option grants under the Company's equity incentive plans. Stock options are granted as inducements to employment with the Company, to aid in retention and to align the interest of such officers with those of the Company's shareholders. Other compensatory components typically consist of loans granted to officers in connection with purchases of shares of the Common Stock under the Company's equity incentive plans, relocation expenses, insurance premiums and similar payments. All components are evaluated annually to ensure that such components are appropriate and consistent with the strategic business objectives of the Company, corporate culture, and with enhancing shareholder value.

BASE SALARY

     Base salaries for the Company's officers are established at competitive levels according to the salaries attributable to comparable positions at comparable companies within the healthcare, management consulting and information services industries. The Compensation Committee reviews the base salary of each officer annually. The Compensation Committee considers each officer's level of responsibility, experience and overall contribution to the Company. The Compensation Committee also considers equity and fairness in setting the base salary of its officers. In making salary recommendations, the Compensation Committee exercises discretion based on the foregoing criteria. The Compensation Committee does not apply a specific formula to determine the weight of each factor considered.

BONUSES

     Bonuses for the Company's officers are determined based on the attainment of specific business and management objectives. These objectives vary depending upon the position or role of the individual officer. The Compensation Committee also considers each officer's contribution to the Company's financial performance and organizational growth. The Board of Directors establishes specific objectives for each officer the beginning of each year.

STOCK OPTIONS AND OTHER EQUITY INCENTIVES

     The Compensation Committee administers the following equity incentive Plans for the Company: (i) the 1992 Plan, and (ii) the Directors' Plan (collectively, the "Plans"). The Company's officers can receive stock option grants and other equity-based incentives under the 1992 Plan. The Company's officers may also receive non-statutory stock option grants that are not pursuant to any of the Company's Plans.

     Options to purchase shares of Common Stock are granted as incentives to the Company's officers, to aid in the retention of such officers and to align the interests of such officers with those of the shareholders.

     The Compensation Committee grants incentive stock options to officers of the Company. Options granted during the twelve months ended December 31, 2001 were granted at a price equal to 100% of the fair market value of the Common Stock on the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Tax Code provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. In order for incentive based stock option grants to qualify as performance based compensation under Section 162(m), such options must be granted by a compensation committee comprised solely of "outside directors," and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the shareholders. The Company intends to qualify its incentive compensation Plans under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION


     On January 1, 2001, Mr. Casamento's base salary was increased to $405,000 as provided for in his employment agreement. Based on the significant accomplishments for the fiscal year ended December 31, 2001, the Board of Directors determined and approved a bonus for Mr. Casamento of $192,375 which was paid on March 15, 2002, and Mr. Casamento was granted an option to purchase 420,000 shares of Common Stock. Mr. Casamento received a fiscal year 2002 salary increase of $40,000 based on his performance and competitive market data for CEO's of companies similar in size within the pharmaceuticals industry. Additionally, in March 2002, Mr. Casamento was granted an option to purchase 600,000 shares of Common Stock.


     The foregoing report has been approved by all of the members of the Compensation Committee.

                                          THE COMPENSATION COMMITTEE

                                          Roger G. Stoll, Chairman
                                          Robert F. Allnutt
                                          Frank J. Sasinowski
                                          John T. Spitznagel

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH SIGMA-TAU

     In April 2001, the Company entered into a Stock and Warrant Purchase Agreement with Sigma-Tau Finance Holding S.A. ("Sigma-Tau") pursuant to which Sigma-Tau purchased (i) an aggregate of 2,873,563 shares of Common Stock at a purchase price of $0.52 per share, for an aggregate purchase price of $1,500,000, and (ii) a warrant to purchase an additional 2,873,563 shares of Common Stock at a purchase price of $0.52 per share. In May 2001, as required under the rules of AMEX, the Company sought and received shareholder approval to allow for full exercise of the warrant. In July 2001, Sigma-Tau assigned the warrant to Paolo Cavazza and Claudio Cavazza, the principal shareholders of Sigma-Tau, who exercised the warrant in full, purchasing 2,873,563 shares of Common Stock at a purchase price of $0.52 per share, resulting in aggregate proceeds to the Company of $1,500,000 (including the $100,000 originally paid by Sigma-Tau to acquire the warrant).

     In July 2001, the Company entered into a Stock Purchase Agreement with Sigma-Tau pursuant to which Sigma-Tau purchased 5,279,034 shares of Common Stock at a purchase price of $0.66 per share, for an aggregate purchase price of $3,500,000.

     In December 2001, the Company entered into a Promotion Agreement with VSL Pharmaceuticals, Inc., a private company owned in part by the principal shareholders of Sigma-Tau, to promote, sell and distribute the product VSL#3(TM) in the United States. In connection with this Promotion Agreement, the Company entered into two Stock and Warrant Purchase Agreements, one with Paolo Cavazza and one with Claudio Cavazza, to purchase (i) an aggregate of 640,000 shares of Common Stock for a purchase price of $1.50 per share (representing a twenty percent premium to the Company's market price for the five days prior to execution of the Purchase Agreements), for an aggregate purchase price of $960,000, and (ii) warrants, at an aggregate purchase price of $300,000, to purchase an additional 1,800,000 shares of Common Stock at a purchase price of $1.75 per share. Additionally, in connection with this transaction, the Company entered into a standstill agreement with Sigma-Tau whereby Sigma-Tau and its affiliates agreed to limit purchases of Common Stock on the open market to no more than 2,000,000 shares through July 2003.

TRANSACTIONS WITH GLENRIDGE PHARMACEUTICALS, LLC

     In July 2001, the Company signed an agreement with Aventis Pharmaceuticals, Inc. ("Aventis") to acquire the worldwide rights to HP Acthar(R) Gel ("Acthar"). In January 2002, the Company executed a Royalty Agreement with Glenridge Pharmaceuticals, LLC, a California limited liability corporation

("Glenridge"), which is owned in part by Kenneth R. Greathouse, the Company's Vice President of Commercial Operations, pursuant to which the Company agreed to pay Glenridge a royalty payment on sales of Acthar in exchange for a release by Glenridge as to any and all rights it may or may not have had with respect to Acthar. The terms and conditions of the Royalty Agreement had been negotiated and agreed to prior to the acquisition of Acthar from Aventis. The aggregate royalty paid to Glenridge on sales of Acthar for the fiscal year ended December 31, 2001 was $104,216.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Sasinowski, a member of the Board of Directors and the Compensation Committee, performs legal services for the Company as a partner with Hyman, Phelps & McNamara, P.C.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total shareholder return, as of December 31, 2001, on an investment of $100 in cash in (i) Common Stock, (ii) the Amex Market Value Index, and (iii) the NASDAQ Pharmaceuticals Index.

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG QUESTCOR PHARMACEUTICALS, INC.
                          THE AMEX MARKET VALUE INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX
[LINE GRAPH]

                                                QUESTCOR PHARMACEUTICALS,
                                                          INC.                  AMEX MARKET VALUE         NASDAQ PHARMACEUTICAL
                                                -------------------------       -----------------         ---------------------
11/17/99                                                    100                         100                         100
1999                                                        100                      114.08                       144.6
2000                                                         50                      117.23                      180.37
2001                                                      167.2                      111.71                      153.71

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                       /s/ David A. Hahn
                                          David A. Hahn
                                          Secretary

Union City, California
April 10, 2002

---------------

(1) This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                                                       EXHIBIT A

                     QUESTCOR PHARMACEUTICALS INCORPORATED
                             1992 STOCK OPTION PLAN
     ADOPTED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS ON AUGUST 20, 1992
                  AMENDED BY THE COMMITTEE ON AUGUST 31, 1993
                 AMENDED BY THE COMMITTEE ON NOVEMBER 15, 1993
                  AMENDED BY THE COMMITTEE ON NOVEMBER 4, 1994
    AMENDED BY THE COMMITTEE AND THE BOARD OF DIRECTORS ON NOVEMBER 14, 1997 AMENDED BY THE COMMITTEE AND THE BOARD OF DIRECTORS ON NOVEMBER 5, 1999
       AMENDED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS ON MAY 30, 2001
             AMENDED BY THE BOARD OF DIRECTORS ON NOVEMBER 16, 2001

1.  PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "Company" means Questcor Pharmaceuticals Incorporated, a California corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

     (h) "Director" means a member of the Board.

     (i) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee" for purposes of Rule 16b-3.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p) "Option" means a stock option granted pursuant to the Plan.

     (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (r) "Optioned Stock" means the common stock of the Company subject to an Option.

     (s) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (t) "Outside Director" means a Director who is considered an "outside director" for purposes of Section 162(m) of the Code.

     (u) "Plan" means this 1992 Stock Option Plan.

     (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised with respect to the Plan.

3.  ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

          (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan as provided in Section 11.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this
Section 3 to the contrary, at any time, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate twelve million five hundred thousand (12,500,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) In any calendar year, no Employee shall be eligible to be granted Options covering an aggregate number of shares greater than six hundred thousand (600,000) shares.

6.  OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) Term.  No Option shall be exercisable after the expiration of ten
     (10) years from the date it was granted.

          (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the Option on the date the Option is granted.

          (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

          In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the option agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion.

          (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) of the total number of shares subject to the Option per year. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

          (g) Termination of Employment or Relationship as a Director or Consultant. In the event that an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than thirty (30) days from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

          (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such period of time as is determined by the Board which period shall not be less than six (6) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

          (i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such period of time as is determined by the Board which period shall not be less than six (6) months following the date of death) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

          (j) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  MISCELLANEOUS.

     (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such

Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

     (c) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

     (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.  CHANGE IN CONTROL.

     (a) In the event of a Change in Control (as defined below), (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or such Options shall continue in full force and effect, or (ii) in the event any surviving or acquiring corporation refuses to assume or continue such Options or to substitute similar options for those outstanding under the Plan, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the vesting of such Options (and the lapse of any repurchase right held by the Company with respect to shares acquired by such person under an Option) and the time during which such Options may be exercised shall be accelerated immediately prior to such Change in Control, and the Options shall be terminated, to the extent not exercised, upon the consummation of such Change in Control.

     (b) With respect to any person who was providing services as an Employee, Director or Consultant, if such person's Continuous Service is terminated in contemplation of a change-in-control by the Company or an Affiliate, other than for Cause (as defined below), death or Disability, within the sixty (60) days prior to the consummation of a Change in Control, any Options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below prior to such Change in Control and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of such Options, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

     (c) With respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of a Change in Control, if such person's Continuous Service is terminated by the Company or an Affiliate, or by the surviving or acquiring corporation or an affiliate thereof, as the case may be, other than for Cause, death or Disability, within the thirteen (13) months following such Change in Control, any assumed or continuing Options or substitute options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below upon the termination of such person's Continuous Service and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of the Option, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

     (d) With respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of a Change in Control, if such person's Continuous Service is not terminated prior to thirteen
(13) months after such Change in Control, then any assumed or continuing Options or substitute options held by such person shall become vested and/or exercisable in accordance with the schedule set forth in Section 11(i) below at the end of such thirteen (13) month period and, in the case of Options held by such person that were granted after November 16, 2001, such Options shall be exercisable for the longer of twelve (12) months following such vesting or the expiration of any applicable underwriters' lock-up agreements and thereafter shall terminate, but such period shall not be longer than the term of the Option, and any repurchase right held by the Company, or the acquiring or surviving corporation, as the case may be, with respect to shares acquired by such person under such Options or substitute options shall lapse.

     (e) For purposes of this Section 11 only, termination of Continuous Service by the Company or an Affiliate, or by the acquiring or surviving corporation or an affiliate thereof, as the case may be, following a Change in Control shall include a termination of Continuous Service by a person upon thirty (30) days' written notice to the Company or an Affiliate, or to the acquiring or surviving corporation, as the case may be, that is due to any one of the following actions being taken without such person's express written consent: (i) a material reduction in job responsibilities given the person's position with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, and the person's prior responsibilities with the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof,
(ii) any reduction in the person's annual base compensation from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, as in effect immediately prior to such reduction; or (iii) a relocation of the person's workplace for the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, to a facility or location more than twenty-five (25) miles from the person's workplace immediately prior to such relocation, provided, however, that the new workplace also increases the distance from the person's primary residence.

     (f) For purposes of this Section 11 only, a "Change in Control" shall occur upon any of the following events: (i) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of Directors; (ii) at the time individuals who, as of November 16, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to November 16, 2001, whose appointment, or election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board; (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities); or (iv) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

     (g) For purposes of this Section 11 only, "Cause" means: (i) the conviction or no contest plea by an Employee, Director or Consultant to a felony, or a crime involving moral turpitude, under any federal or state criminal law, (ii) the commission of a fraud by an Employee, Director or Consultant against the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, (iii) the repeated unexplained or unjustified absence by an Employee from the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof, or (iv) the gross negligence or willful misconduct of an Employee, Director or Consultant where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or an Affiliate, or the acquiring or surviving corporation or an affiliate thereof.

     (h) Notwithstanding any other provision of this Section 11, the Option Agreement of an Option may provide that an Employee, Director or Consultant shall have additional rights under such Option in the event of a Change in Control or under other circumstances.

     (i) For purposes of Section 11 only the acceleration of the vesting or the removal of repurchase rights shall be determined in accordance with the years of service employees, directors or consultants have prior to the change-in-control with the Company or any predecessor organization including but limited to RiboGene, Inc.

                                                   ACCELERATION OF VESTING OR RELEASE OF REPURCHASE
LENGTH OF SERVICE                               RIGHTS FOR THE OPTION GRANTS ELIGIBLE FOR ACCELERATION
-----------------                               ------------------------------------------------------
0 - 180 days.................................                              0%
181 to 1 year................................                             25%
1 year and 1 day to 2 years..................                             50%
Greater than 2 years.........................                            100%

12.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for Options under the Plan;

          (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

          (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
     Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 1, 2002. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14.  EFFECTIVE DATE OF THE PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                                                       EXHIBIT B

                ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION

                                      IV.

     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law of California. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

     C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                                                       EXHIBIT C

                      ARTICLE VI, SECTION 1 OF THE BYLAWS

                                  ARTICLE VI.

                                INDEMNIFICATION

     SECTION 1. -- Indemnification. The corporation shall indemnify, defend and hold harmless to the maximum extent permitted by law, each Agent (as defined below) who is or was a party or is threatened to be made a party to or is or was involved (as a party, witness, or otherwise) in or to any proceeding (as defined below), whether or not by or in the right of the corporation, by reason of the fact that such person is or was an Agent of the corporation, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer. Further, pursuant to provisions in the corporation's Articles of Incorporation, the corporation may provide such indemnification and hold harmless in excess of that expressly permitted by Section 317 of the California Corporations Code for any Agent to the fullest extent permitted by applicable law, as such law exists from time to time. The corporation may, at its option, indemnify, defend and hold harmless each employee or other agent of the corporation (each an "Other Agent") to the same extent described above with respect to an Agent, or to any lesser extent.

     To the fullest extent permitted by law, the indemnification and hold harmless provided herein shall include, but is not limited to, expenses (including attorneys' fees), levies, costs, judgments, liability, loss, amounts paid in settlement, penalties and fines, which were incurred or paid in connection with, related to or arising from any proceeding; and, in the manner provided by law, any such expenses with respect to an other Agent may, at the option of the corporation, and any such expenses with respect an Agent shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent or Other Agent is not entitled to be indemnified.

     The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any person to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any Agent seeking indemnification from the corporation may be entitled under any agreement, bylaws, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. For purposes of this Article, "proceeding" shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and "Agent" shall mean a person, or a person who is the legal representative of a person, who is or was a director or officer of the corporation or Other Agent.

     The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any Agent or Other Agent against any liability asserted against or incurred by the Agent or Other Agent in such capacity or arising out of the Agent's or Other Agent's status as such whether or not the corporation would have the power to indemnify the Agent or other Agent against such liability under the provisions of applicable law.

                                                                      APPENDIX A

                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is entered into as of ________ between Questcor Pharmaceuticals, Inc., a California corporation (the "Corporation"), and ________ ("Indemnitee").

                                    RECITALS

     A. The Corporation believes that it is essential to its best interests to attract and retain highly capable persons to serve as directors, officers, and agents.

     B. Indemnitee is or has been selected to be a director, officer, or agent of the Corporation.

     C. The Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, and other agents of the Corporation.

     D. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Corporation, and in order to induce Indemnitee to provide or continue to provide services to the Corporation as a director, officer, or agent, the Corporation wishes to provide in this Agreement for the indemnification and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent applicable, insurance is maintained for the coverage of Indemnitee under the Corporation's policies of directors' and officers' liability insurance.

     IN CONSIDERATION of the foregoing and of Indemnitee's providing services to the Corporation directly or, at its request, with another enterprise, the parties agree as follows:

     1.  DEFINITIONS.

     1.1  Board:  The board of directors of the Corporation.

     1.2 Change in Control: A state of affairs that shall be deemed to have occurred if:

          (i) Any person, other than Sigma-Tau Pharmaceuticals, Inc. or its affiliates, is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of the Corporation's then-outstanding voting securities;

          (ii) During any period of two consecutive years, individuals who, at the beginning of such period constitute the board, together with any new director whose election by the board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then in office either who were directors at the beginning of the two-year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board;

          (iii) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other Corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (whether in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

     1.3  Expenses:

          (i) Any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, or amounts paid or to be paid in settlement;

          (ii) Any interest, assessments, or other charges imposed on any of the items in subparagraph (i) above; and

          (iii) Any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any proceeding relating to any Indemnifiable Event.

     1.4 Indemnifiable Event: Any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether the basis of the proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of the Corporation, as described in this paragraph.

     1.5  Independent Counsel:  The person or body appointed in connection with
Section 3.

     1.6 Person: "person" (as that term is used in sec.sec.13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation at the date of this Agreement.

     1.7 Participant: A person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

     1.8 Potential Change in Control: A state of affairs that shall be deemed to exist if:

          (i) The Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) Any Person (including the Corporation) announces publicly an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control;

          (iii) Any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then-outstanding voting securities, increases his or her beneficial ownership of such securities by five percent (5%) or more over the percentage owned by such person on the date of this Agreement; or

          (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     1.9 Proceeding: Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

     1.10  Reviewing Party:  The person or body appointed in accordance with
Section 3.

     1.11 Voting Securities: Any securities of the Corporation that have the right to vote generally in the election of directors.

     2.  AGREEMENT TO INDEMNIFY.

     2.1 General Agreement. In the event Indemnitee was, is, or becomes a participant in, or is threatened to be made a participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify the Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted before this Agreement). The parties to this Agreement intend indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Corporation's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

     2.2 Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless (i) the Corporation has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under
Section 5; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

     2.3 Expense Advances. If so requested by Indemnitee, the Corporation shall within ten business days of such request, advance all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts, and Indemnitee hereby agrees to reimburse the Corporation promptly for the same. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law as provided in
Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made (as to which all rights of appeal have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

     2.4 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with such issue, matter, or event.

     2.5 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of Expenses, but not for the total amount of Expenses, the Corporation shall indemnify the Indemnitee for the portion to which Indemnitee is entitled.

     2.6 Prohibited Indemnification. No indemnification under this Agreement shall be paid by the Corporation on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation under the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws.

     3. REVIEWING PARTY. Before any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the reviewing party shall be the Independent Counsel. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation, the approval of whom shall not be unreasonably withheld, and who has not otherwise performed services for the Corporation or Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The counsel, among other things, shall render a written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses, including attorneys' fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel under this Agreement.

     4.  INDEMNIFICATION PROCESS AND APPEAL.

     4.1 Indemnification Payment. Indemnitee shall receive indemnification of Expenses from the Corporation in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Corporation for indemnification, unless the Reviewing Party has given a written opinion to the Corporation that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

     4.2 Suit To Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with Section 4.1 above, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect of the Agreement. The Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Corporation and Indemnitee. The remedy provided in this Section 4.2 shall be in addition to any other remedies available to Indemnitee in law or equity.

     4.3 Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a proceeding in advance of its final disposition when the required undertaking has been tendered to the Corporation) that it is not permissible under this Agreement or applicable law for the Corporation to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Corporation. Neither the failure of the Reviewing Party or the Corporation (including its Board, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Corporation (including its Board, Independent Counsel, or its shareholders) that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or on a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.

     5. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS. The Corporation shall indemnify the Indemnitee against, and if requested by Indemnitee, the Corporation shall, within ten business days of such request, advance to Indemnitee, all Expenses as are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

     5.1 (a) Indemnification of Expenses or an Expense Advance by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, or

     5.2 (b) Recovery under directors' and officers' liability insurance policies maintained by the Corporation for amounts paid in settlement if the Independent Counsel has approved the settlement.

The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the

Corporation's liability under this Agreement shall not be excused if its participation in the Proceeding was barred by this Agreement.

     6. ESTABLISHMENT OF TRUST. In the event of a Change in Control or a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee ("the Trust") and from time to time, upon written request of Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust under the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that on a Change in Control, (i) the Trust shall not be revoked or the principal invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, all Expenses to the Indemnitee (provided that the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Corporation under
Section 2.3 above), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth in this Section 6, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification under this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Corporation on a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 6 shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the Trust, and shall indemnify the Trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

     7. NONEXCLUSIVITY. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Corporation's articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

     8. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any corporation director or officer.

     9. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

     10. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

     11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     12. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

     13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation or both, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding.

     14. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

     15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in this state without giving effect to the principles of conflicts of laws.

     16. NOTICES. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Corporation at:

                                         Questcor Pharmaceuticals, Inc.
                                          3260 Whipple Road
                                          Union City, CA 94587
                                          Attn: CEO

       and to Indemnitee at:

        --------------------------------------------
        --------------------------------------------
        --------------------------------------------
        Attn:
        -------------------------------------

Notice of change of address shall be effective only when given in accordance with this agreement. All notices complying with this paragraph shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

                                          QUESTCOR PHARMACEUTICALS, INC.

                                          By:
                                            ------------------------------------
                                                    Charles J. Casamento
                                                 Chairman, President & CEO

                                          [NAME OF INDEMNITEE]

                                          --------------------------------------
                                            Name:
                                            Title:

QUESTCOR PHARMACEUTICALS, INC.                              ANNUAL MEETING OF SHAREHOLDERS
      3260 WHIPPLE ROAD              PROXY                           MAY 17, 2002
 UNION CITY, CALIFORNIA 94587                      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                                   OF QUESTCOR PHARMACEUTICALS, INC. (THE "COMPANY")

The undersigned hereby appoints Charles J. Casamento and Timothy E. Morris, and each of them or their designee(s), with full power of substitution, to act as attorneys and proxies of the undersigned, to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the offices of Latham & Watkins, 885 Third Avenue, 10th Floor, New York, New York, on Friday, May 17, 2002 at 9:30 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1. To elect as director the seven nominees listed below:

   Nominees: FOR [ ] Charles J. Casamento; FOR [ ] Robert F. Allnutt,
  FOR [ ] Frank J. Sasinowski; FOR [ ] Jon S. Saxe; FOR [ ] John T. Spitznagel; FOR [ ] Roger G. Stoll, Ph.D.; FOR [ ] Virgil D. Thompson.
(Instructions: To withhold authority to vote for any of the nominees, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To amend the Company's 1992 Employee Stock Option Plan (the "1992 Plan") to extend its term through March 1, 2012, and to ratify the Board of Directors' amendment to the 1992 Plan increasing the maximum per-employee, per-calendar year stock option award limit from 100,000 to 600,000.
  FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. To amend the Company's Bylaws to increase the authorized minimum number of directors from four (4) to five (5), so that the authorized number of directors will be a range of five (5) to nine (9).
  FOR [ ] AGAINST [ ] ABSTAIN [ ]

4. To approve the form of Indemnification Agreement to be entered into by the Company and its officers and directors. FOR [ ] AGAINST [ ] ABSTAIN [ ]

5. To ratify the Board of Directors selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. FOR [ ] AGAINST [ ] ABSTAIN [ ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED PROPOSITIONS

                  (continued and to be signed on reverse side)

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.


The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 28, 2002, Annual Report on Form 10-K and the 2001 Annual Report.


                                                     Please sign exactly as your
                                                     name appears hereon. If the
                                                     stock is registered in the
                                                     names of two or more
                                                     persons, each should sign.
                                                     Executors, administrators,
                                                     trustees, guardians and
                                                     attorneys-in-fact should
                                                     add their titles. If signer
                                                     is a partnership, please
                                                     sign in partnership name by
                                                     authorized person.


Date:                                                  Signature:
------------------------------------------------                   --------------------------------------------------------------
Date:                                                  Signature:
------------------------------------------------                   --------------------------------------------------------------


  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                           POSTPAID RETURN ENVELOPE.